UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55617

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Rd, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust II, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated June 1, 2016, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of 11 self storage facilities from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Independent Auditor’s Report

The Board of Directors and Stockholders

Strategic Storage Trust II, Inc.

We have audited the accompanying combined statement of revenue and certain operating expenses (the “combined financial statement”) of the self storage properties located in Florida and Maryland (the “11 Property Portfolio”) for the year ended December 31, 2015, and the related notes to the combined financial statement.

Management’s Responsibility for the Financial Statement

Management of the sellers of the 11 Property Portfolio are responsible for the preparation and fair presentation of the combined financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the combined financial statement of the 11 Property Portfolio for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A) as described in Note 1 and is not intended to be a complete presentation of the 11 Property Portfolio’s revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California

August 17, 2016

11 Property Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2015 and the Period from

January 1, 2016 through March 31, 2016 (Unaudited)

	Year Ended December 31, 2015	Period from January 1, 2016 through March 31, 2016
Revenue
Rental revenue	$16,102,284	$4,179,054
Other operating income	1,107,367	235,028

Total revenue	17,209,651	4,414,082

Certain operating expenses
Property operating expenses	1,826,746	445,368
Salaries and related expenses	1,385,854	323,730
Marketing expense	237,595	57,951
Property insurance	403,475	99,766
Real estate taxes	1,456,768	392,622

Total certain operating expenses	5,310,438	1,319,437

Revenue in excess of certain operating expenses	$11,899,213	$3,094,645

See Notes to Combined Statements of Revenue and Certain Operating Expenses.

11 Property Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2015 and the Period from

January 1, 2016 through March 31, 2016 (Unaudited)

Note 1 - Organization and basis of presentation

The combined financial statement includes the revenue and certain operating expenses of the self storage properties located in Florida and Maryland (the “11 Property Portfolio”). Strategic Storage Trust II, Inc. (the “Company”) acquired 10 self storage properties located in Florida and 1 self storage property located in Baltimore, Maryland on June 1, 2016 for a purchase price of $274.9 million, plus closing costs and acquisition fees.

The accompanying combined financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. The combined financial statement is not representative of the actual operations of the 11 Property Portfolio for the period presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the 11 Property Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the 11 Property Portfolio. Therefore, the combined financial statement may not be comparable to a combined statement of operations for the 11 Property Portfolio after its acquisition by the Company. Except as noted above, management of the seller of the 11 Property Portfolio is not aware of any material factors relating to the 11 Property Portfolio for the year ended December 31, 2015 that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Property operations

Certain operating expenses represent the direct expenses of operating the 11 Property Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the 11 Property Portfolio.

Use of estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the 11 Property Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and contingencies

The 11 Property Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the 11 Property Portfolio, any liability resulting from such litigation would not be material in relation to the 11 Property Portfolio’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through August 17, 2016, the date the combined financial statements was available to be issued.

STRATEGIC STORAGE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2015, and for the three months ended March 31, 2016 give effect to the acquisition of the following properties (collectively, the “Pro Forma Properties”) as if they were completed on January 1, 2015 by Strategic Storage Trust II, Inc. (the “Company,” “we,” “us,” and “our”):

•	21 Property Portfolio (21 properties acquired in four phases - seven properties on January 23, 2015, five on January 29, 2015, seven on February 5, 2015, and two on February 19, 2015);

•	Five Property Portfolio (five properties acquired in three phases – three properties on May 8, 2015, one on May 21, 2015 and one on May 28, 2015);

•	Foley Property (one property acquired on September 11, 2015);

•	Tampa Property (one property acquired on November 3, 2015);

•	Boynton Beach Property (one property acquired on January 7, 2016);

•	Lancaster Property (one property acquired on January 11, 2016);

•	Toronto Portfolio (three properties acquired on February 11, 2016);

•	Appleby Portfolio (two properties acquired on February 29, 2016); and

•	11 Property Portfolio (11 properties acquired on June 1, 2016).

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated statements of operations of the Company and the historical combined statements of operations of the 11 Property Portfolio, the Appleby Portfolio, the Toronto Portfolio, the Lancaster Property, the Boynton Beach Property, the Tampa Property, the Foley Property, the Five Property Portfolio and the 21 Property Portfolio.

The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2016 sets forth the Company’s historical consolidated statements of operations which are derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the three months ended March 31, 2016. The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015.

The information included in the “11 Property Portfolio” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 and the three months ended March 31, 2016 set forth the acquisition’s historical statement of operations from January 1, 2015 through December 31, 2015 and January 1, 2016 through March 31, 2016, respectively, as included in the accompanying Rule 3-14 Combined Statements of Revenue and Certain Operating Expenses.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The combined financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. These Unaudited Pro Forma Financial Statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

You should read the Unaudited Pro Forma Financial Statements set forth below in conjunction with the consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Strategic Storage Trust II, Inc. Historical Note (1)	21 Property Portfolio Historical Note (2)	Five Property Portfolio Historical Note (2)	Foley Property Historical Note (2)	Tampa Property Historical Note (2)	Boynton Beach Property Historical Note (2)	Lancaster Property Historical Note (2)	Toronto Portfolio Historical Note (2)	Appleby Portfolio Historical Note (2)	11 Property Portfolio Acquistion Note (2)	Pro Forma Adjustments Note (3)		Strategic Storage Trust II, Inc. Pro Forma
Revenues:
Self storage rental revenue	$17,547,235	$1,160,311	$942,485	$620,035	$276,584	$1,362,522	$543,226	$1,731,890	$1,941,261	$16,102,284	$—		$42,227,833
Ancillary operating revenue	358,464	12,381	60,046	6,136	1,873	4,534	8,688	83,313	12,525	1,107,367	(361,644)	a	1,293,683

Total revenues	17,905,699	1,172,692	1,002,531	626,171	278,457	1,367,056	551,914	1,815,203	1,953,786	17,209,651	(361,644)		43,521,516

Operating expenses:
Property operating expenses	6,754,391	655,999	454,085	254,949	127,285	397,502	269,466	803,624	681,546	5,310,438	890,542	b	16,599,827
Property operating expenses - affiliates	2,124,892	—	—	—	—	—	—	—	—	—	3,944,002	c	6,068,894
General and administrative	1,591,577	—	—	—	—	—	—	—	—	—	—		1,591,577
Depreciation	3,967,981	—	—	—	—	—	—	—	—	—	7,248,033	d	11,216,014
Intangible amortization expense	5,142,417	—	—	—	—	—	—	—	—	—	8,984,692	d	14,127,109
Property acquisition expenses - affiliates	2,776,679	—	—	—	—	—	—	—	—	—	(2,776,679)	e	—
Other property acquisition expenses	624,642	—	—	—	—	—	—	—	—	—	(624,642)	e	—

Total operating expenses	22,982,579	655,999	454,085	254,949	127,285	397,502	269,466	803,624	681,546	5,310,438	17,665,948		49,603,421

Operating income (loss)	(5,076,880)	516,693	548,446	371,222	151,172	969,554	282,448	1,011,579	1,272,240	11,899,213	(18,027,592)		(6,081,905)
Other income (expense):
Interest expense	(2,908,171)	—	—	—	—	—	—	—	—	—	(6,673,234)	f	(9,581,405)
Interest expense - Accretion of fair market value of secured debt	91,061	—	—	—	—	—	—	—	—	—	214,958	f	306,019
Interest expense - Debt issuance costs	(1,011,121)	—	—	—	—	—	—	—	—	—	(1,666,194)	g	(2,677,315)
Other	(32,430)	—	—	—	—	—	—	—	—	—			(32,430)

Net income (loss)	(8,937,541)	516,693	548,446	371,222	151,172	969,554	282,448	1,011,579	1,272,240	11,899,213	(26,152,062)		(18,067,036)
Less: Distributions to preferred unitholders in Our Operating Partnership	(4,825,139)	—	—	—	—	—	—	—	—	—	(799,558)	h	(5,624,697)
Accretion of preferred equity costs	(1,621,385)	—	—	—	—	—	—	—	—	—	900,563	h	(720,822)
Net loss attributable to the noncontrolling interests in our Operating Partnership	93,124	—	—	—	—	—	—	—	—	—	(71,289)	i	21,835

Net income (loss) attributable to Strategic Storage Trust II, Inc. common stockholders	$(15,290,941)	$516,693	$548,446	$371,222	$151,172	$969,554	$282,448	$1,011,579	$1,272,240	$11,899,213	$(26,122,346)		$(24,390,720)

See accompanying notes

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

	Strategic Storage Trust II, Inc. Historical Note (1)	Boynton Beach Property Historical Note (2)	Lancaster Property Historical Note (2)	Toronto Portfolio Historical Note (2)	Appleby Portfolio Historical Note (2)	11 Property Portfolio Acquistion Note (2)	Pro Forma Adjustments Note (3)		Strategic Storage Trust II, Inc. Pro Forma
Revenues:
Self storage rental revenue	$6,196,842	$26,059	$16,326	$198,742	$309,884	$4,179,054	$—		$10,926,907
Ancillary operating revenue	37,747	87	261	9,561	1,999	235,028	(70,474)	a	214,209

Total revenues	6,234,589	26,146	16,587	208,303	311,883	4,414,082	(70,474)		11,141,116

Operating expenses:
Property operating expenses	2,496,864	7,602	8,099	92,219	111,729	1,319,437	99,863	b	4,135,813
Property operating expenses - affiliates	701,309	—	—	—	—	—	778,052	c	1,479,361
General and administrative	694,768	—	—	—	—	—	—		694,768
Depreciation	1,457,284	—	—	—	—	—	1,346,720	d	2,804,004
Intangible amortization expense	1,854,765	—	—	—	—	—	1,677,012	d	3,531,777
Property acquisition expenses - affiliates	1,623,205	—	—	—	—	—	(1,623,205)	e	—
Other property acquisition expenses	1,220,731	—	—	—	—	—	(1,113,174)	e	107,557

Total operating expenses	10,048,926	7,602	8,099	92,219	111,729	1,319,437	1,165,268		12,753,280

Operating income (loss)	(3,814,337)	18,544	8,488	116,084	200,154	3,094,645	(1,235,742)		(1,612,164)
Other income (expense):									—
Interest expense	(482,207)	—	—	—	—	—	(1,913,144)	f	(2,395,351)
Interest expense - Accretion of fair market value of secured debt	35,726	—	—	—	—	—	35,826	f	71,552
Interest expense - Debt issuance costs	(218,108)	—	—	—	—	—	(451,221)	g	(669,329)
Other	(29,728)	—	—	—	—	—	—		(29,728)

Net income (loss)	(4,508,654)	18,544	8,488	116,084	200,154	3,094,645	(3,564,281)		(4,635,020)
Less: Distributions to preferred unitholders in Our Operating Partnership	—	—	—	—	—	—	—		—
Accretion of preferred equity costs	—	—	—	—	—	—	—		—
Net loss attributable to the noncontrolling interests in our Operating Partnership	3,450	—	—	—	—	—	696	i	4,146

Net income (loss) attributable to Strategic Storage Trust II, Inc. common stockholders	$(4,505,204)	$18,544	$8,488	$116,084	$200,154	$3,094,645	$(3,563,585)		$(4,630,874)

See accompanying notes

STRATEGIC STORAGE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended December 31, 2015 and the Three Months Ended March 31, 2016 (unaudited)

Note 1. Basis of Presentation

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 was derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015.

The Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2016 was derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the three months ended March 31, 2016.

Note 2. Acquisitions

2015 Acquisitions

On August 14, 2014, we, through 26 wholly-owned subsidiaries of our operating partnership, Strategic Storage Operating Partnership II, L.P. (the “Operating Partnership”), executed 26 partial assignments of the purchase and sale agreement originally executed by a subsidiary of our former sponsor on July 9, 2014, with unaffiliated third parties (the “26 Property Purchase Agreement”) for the acquisition of 14 self storage facilities located in California; four self storage facilities located in Michigan; three self storage facilities located in Colorado; two self storage facilities located in Illinois and one self storage facility located in each of New Jersey, Washington and Maryland (the “26 Property Portfolio”). The aggregate purchase price for the 26 Property Portfolio was approximately $129.4 million, plus closing costs and acquisition fees. In January and February 2015, we closed on 21 of the properties in the 26 Property Portfolio (the “21 Property Portfolio”) and the remaining five properties (the “Five Property Portfolio”) closed in May 2015.

21 Property Portfolio

On January 23, 2015, we closed on seven self storage facilities located in California, Colorado, Illinois and Maryland representing the first phase (the “First Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of $26.3 million, plus closing costs and acquisition fees. On January 29, 2015, we closed on five self storage facilities located in California and Colorado representing the second phase (the “Second Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $28.6 million, plus closing costs and acquisition fees. On February 5, 2015, we closed on seven self storage facilities located in California, Colorado and Washington representing the third phase (the “Third Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $45.8 million, plus closing costs and acquisition fees. On February 19, 2015, we closed on two self storage facilities located in California and Illinois representing the fourth phase (the “Fourth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $10.9 million, plus closing costs and acquisition fees.

The acquisitions of the 21 Property Portfolio were funded with a combination of approximately $50.0 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 2.0 million preferred units in our Operating Partnership, draws of approximately $61.2 million under the KeyBank Facility and proceeds from our offering.

Five Property Portfolio

On May 8, 2015, we closed on three self storage facilities located in Michigan representing the fifth phase (the “Fifth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $11.9 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $3.0 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 120,000 Preferred Units in our Operating Partnership, a draw of approximately $6.5 million under the KeyBank Facility and proceeds from our offering.

On May 21, 2015, we closed on one self storage facility located in Michigan, representing the sixth phase (the “Sixth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $3.9 million, plus closing costs and acquisition fees, which was funded with the application of a portion of the earnest money deposit in connection with the 26 Property Portfolio.

On May 28, 2015, we closed on one self storage facility located in New Jersey, representing the seventh and final phase (the “Seventh Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $2.2 million, plus closing costs and acquisition fees, which was funded with the application of the remainder of the earnest money deposit in connection with the 26 Property Portfolio and a draw of approximately $3.6 million under the KeyBank Facility.

Foley Property

On September 11, 2015 we closed on one self storage facility located in Foley, Alabama (the “Foley Property”) for a purchase price of approximately $8.0 million, plus closing costs and acquisition fees which we funded with net proceeds from our offering.

Tampa Property

On November 3, 2015, we closed on one self storage facility located in Tampa, Florida (the “Tampa Property”). The purchase price for the Tampa Property was approximately $3.2 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

KeyBank Credit Facility

On January 20, 2015, we, through our Operating Partnership and certain affiliated entities, entered into a credit facility (the “KeyBank Facility”) with KeyBank, National Association (“KeyBank”). The KeyBank Facility had an initial term of three years, maturing on January 20, 2018, with two one-year extension options subject to certain conditions. We borrowed approximately $71.3 million under the KeyBank Facility to fund a portion of both the 21 Property Portfolio and the Five Property Portfolio. The amounts drawn were in the form of a Eurodollar Loan under the KeyBank Credit Agreement which bears interest at approximately 3.4%.

Issuance of Preferred Units of our Operating Partnership

On November 3, 2014, we and our Operating Partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SSTI Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of SmartStop Self Storage Operating Partnership, L.P. Pursuant to the Unit Purchase Agreement, the Preferred Investor agreed to provide up to $65 million through a preferred equity investment in our Operating Partnership (the “Preferred Equity Investment”), which amount may be invested in one or more tranches, to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for up to 2.6 million preferred units of limited partnership interest of our Operating Partnership (the “Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accumulated and unpaid distributions.

In addition to the Unit Purchase Agreement, we and our Operating Partnership entered into a Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated Limited Partnership Agreement”) and Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement (the “Amendment”). The Second Amended and Restated Limited Partnership Agreement authorizes the issuance of additional classes of units of limited partnership interest in the Operating Partnership, establishes a new series of preferred units of limited partnership interest in the Operating Partnership and sets forth other necessary corresponding changes. All other terms of the Second Amended and Restated Limited Partnership Agreement remained substantially the same. The Amendment sets forth key terms of the Preferred Units, some of which are discussed below.

In a number of transactions, the Preferred Investor invested a total of $59.5 million in our Operating Partnership and was issued approximately 2.4 million preferred units. The holders of the Preferred Units received current distributions (the “Current Distributions”) at a rate of a one-month LIBOR plus 6.5% per annum on the Liquidation Amount, payable monthly and calculated on an actual/360 basis. In addition to the Current Distributions, our Operating Partnership had the obligation to elect either (A) to pay the holder of the Preferred Units additional distributions monthly in an amount equal to: (i) 4.35% per annum of the Liquidation Amount through March 31, 2017; and (ii) beginning April 1, 2017, 6.35% per annum of the Liquidation Amount or (B) defer the additional distributions (the “Deferred Distributions”) in an amount that accumulated monthly in an amount equal to (i) LIBOR plus 10.85% of the Deferred Distributions through March 31, 2017; and (ii) beginning April 1, 2017, LIBOR plus 12.85% of the Deferred Distributions.

On July 22, 2015, our Operating Partnership redeemed 240,000 Preferred Units for $6 million; on September 23, 2015, our Operating Partnership redeemed 340,000 Preferred Units for $8.5 million; and on October 30, 2015, our Operating Partnership redeemed 1.0 million Preferred Units for $25 million. The Redemption Price for the Preferred Units for the partial redemptions equaled the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions thereon to the date of redemption. On November 9, 2015, our Operating Partnership redeemed the remaining approximately 800,000 Preferred Units for approximately $22 million resulting in the redemption of all of the Preferred Units. The Redemption Price for the Preferred Units for the redemption of the remaining outstanding Preferred Units equaled the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions and any accumulated Deferred Distributions thereon to the date of redemption. As of November 9, 2015, there were no Preferred Units outstanding and we no longer have any obligations to the Preferred Investor, including the payment of any distributions.

2016 Acquisitions

Boynton Beach Property

On January 7, 2016, we closed on one self storage facility located in Boynton Beach, Florida (the “Boynton Beach Property”). The purchase price for the Boynton Beach Property was approximately $17.9 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Lancaster Property

On January 11, 2016, we closed on one self storage facility located in Lancaster, California (the “Lancaster Property”). The purchase price for the Lancaster Property was approximately $4.7 million, plus closing costs and acquisition fees. We financed the acquisition of the Lancaster Property with net proceeds from our offering.

Toronto Portfolio

On February 11, 2016, we closed on three self storage facilities located in the Burlington, Milton and Oakville areas of Toronto, Canada (the “Toronto Portfolio”). The purchase price for the Toronto Portfolio was approximately $39.1 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from our offering, assumptions of existing mortgages and a new loan.

In connection with the acquisition of the Toronto Portfolio, we, through two special purpose entities formed to acquire and hold two of the properties, assumed two secured loans with Wells Fargo Bank (“Wells Fargo”).

We assumed a loan dated June 10, 2014 with Wells Fargo in the U.S. dollar equivalent principal amount of approximately $6.9 million (the “Burlington Loan”) at closing that is secured by the property located in Burlington (the “Burlington Property”). The Burlington Loan accrues interest at a fixed rate of 5.98% annually on approximately $4.7 million of principal amount and a floating rate equal to the three-month CDOR Rate (as defined in the loan agreement) plus 4.05% annually on approximately $2.2 million of principal amount. The Burlington Loan matures on October 15, 2018.

We also assumed a loan dated October 15, 2013 with Wells Fargo in the U.S. dollar equivalent principal amount of approximately $4.8 million (the “Milton Loan”) at closing that is secured by the property located in Milton (the “Milton Property”). The Milton Loan matures on October 15, 2018 and carries a fixed interest rate of 5.81%.

In connection with the closing of the property located in Oakville (the “Oakville Property”), a special purpose entity formed to acquire and hold the Oakville Property entered into a new loan with the Bank of Montreal (“BMO”) in an amount up to approximately the U.S. dollar equivalent of $10.8 million (the “Oakville Loan”) with respect to which interest accrues at the BMO’s prime rate plus 1.75% per annum. At closing, approximately $7.2 million was outstanding on the Oakville Loan. The balance of approximately $3.7 million will be used in connection with future construction of a retail component at the Oakville Property.

Appleby Portfolio

On February 29, 2016, we closed on two self storage facilities located in the Burlington and Oakville areas of Toronto, Canada (the “Appleby Portfolio”). The purchase price for the Appleby Portfolio was approximately $21.4 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from our offering and new debt.

In connection with the Appleby Portfolio, we, through four property holding special purpose entities, entered into a loan agreement with Fifth Third Bank (the “Fifth Third Loan”). The loan agreement (the “Fifth Third Loan Agreement”) provides for a non-revolving loan in the U.S. dollar equivalent principal amount of $12.4 million (the “Loan Amount”).

The Loan Amount incurs interest at a rate equal to CDOR on such day plus 2.50% per annum. Principal and interest payments must be made monthly. The Fifth Third Loan may be prepaid at any time as long as we provide 30 days prior written notice. The Fifth Third Loan is secured by the Appleby Portfolio properties and matures on February 28, 2021.

Pursuant to the Fifth Third Loan Agreement, we must maintain a debt service coverage ratio of no less than the following: (a) prior to March 31, 2018, 1.25 to 1.00; and (b) thereafter, 1.30 to 1.00. We must also maintain a tangible net worth of at least $50 million. In addition, we executed a guaranty in favor of Fifth Third Bank guaranteeing 20% of the Loan Amount.

11 Property Portfolio

On June 1, 2016, we closed on the First Phase of the 27 Property Portfolio consisting of 11 self storage facilities in Florida and Maryland (the “11 Property Portfolio”). The purchase price for the 11 Property Portfolio was approximately $275 million, plus closing costs and acquisition fees, which we funded with a combination of proceeds from our offering, a drawdown on the Amended Key Bank Credit Facility, the Key Bank Property Loan and the Key Bank Subordinate Loan.

Amended KeyBank Credit Facility

On December 22, 2015, we, through our Operating Partnership, and certain affiliated entities, entered into an amended and restated revolving credit facility (the “Amended KeyBank Credit Facility”) with KeyBank National Association (“KeyBank”), as administrative agent and KeyBanc Capital Markets, LLC, as the sole book runner and sole lead arranger, and Texas Capital Bank, N.A., and Comerica Bank as co-lenders. The Amended KeyBank Credit Facility replaced our term credit facility with KeyBank in which we had a maximum borrowing capacity of approximately $71.3 million.

Under the terms of the Amended KeyBank Credit Facility, we have a maximum borrowing capacity of $145 million. The Amended KeyBank Credit Facility has been used to fund our self storage property acquisitions. The Amended KeyBank Credit Facility may be increased by up to an additional $355 million, to a maximum credit facility size of $500 million, in minimum increments of $10 million, which KeyBank will arrange on a best efforts basis.

The Amended KeyBank Credit Facility is a revolving loan with an initial term of three years, maturing on December 22, 2018, with two one-year extension options subject to certain conditions outlined further in the credit agreement for the Amended KeyBank Credit Facility (the “Amended Credit Agreement”).

The Amended KeyBank Credit Facility bears interest based on the type of borrowing. The ABR Loans bear interest at the lesser of (x) the Alternate Base Rate (as defined in the Amended Credit Agreement) plus the Applicable Rate, or (y) the Maximum Rate (as defined in the Amended Credit Agreement). The Eurodollar Loans bear interest at the lesser of (a) the Adjusted LIBO Rate (as defined in the Amended Credit Agreement) for the Interest Period in effect plus the Applicable Rate, or (b) the Maximum Rate (as defined in the Amended Credit Agreement). The Applicable Rate corresponds to our total leverage, as specified in the Amended Credit Agreement. For any ABR Loans, the Applicable Rate is 125 basis points if our total leverage is less than 50%, and 150 basis points if our leverage is greater than 50%. For any Eurodollar Loan, the Applicable Rate is 225 basis points if our total leverage is less than 50% and 250 basis points if our total leverage is greater than 50%. To finance the purchase of the 11 Property Portfolio, we borrowed $100 million under the Amended KeyBank Facility.

The KeyBank Property Loan

On June 1, 2016, we, through certain affiliated entities (collectively, the “Borrower”) entered into a credit agreement (the “Property Loan Agreement”) for a secured loan in the amount of $105 million (the “KeyBank Property Loan”) with KeyBank, as administrative agent, KeyBanc Capital Markets, LLC, as the sole book runner and sole lead arranger, and the lenders party thereto. The Borrower borrowed $105 million in connection with the purchase of the properties in the 11 Property Portfolio. The KeyBank Property Loan is a term loan facility that has a maturity date of December 31, 2016. We intend to repay the KeyBank Property Loan with net proceeds from our offering, a draw down on the Amended KeyBank Credit Facility or other potential debt financing.

Payments due under the KeyBank Property Loan are interest-only due on the first day of each month. The KeyBank Property Loan bears interest based on the type of borrowing elected by the Borrower. An ABR Borrowing bears interest at the lesser of (x) the Alternate Base Rate (as defined in the Property Loan Agreement) plus the Applicable Rate, or (y) the Maximum Rate (as defined in the Property Loan Agreement). A Eurodollar Borrowing bears interest at the lesser of (a) the Adjusted LIBO Rate (as defined in the Property Loan Agreement) for the Interest Period in effect plus the Applicable Rate, or (b) the Maximum Rate (as defined in the Property Loan Agreement). The Applicable Rate means 225 basis points for any Eurodollar Borrowing and 125 basis points for any ABR Borrowing. The Borrower elected a Eurodollar Borrowing. The Borrower paid certain fees to the lenders in connection with the KeyBank Property Loan.

The KeyBank Property Loan is fully recourse, jointly and severally, to us and the Borrower and is secured by cross-collateralized first mortgage liens on 11 Mortgaged Properties (as defined in the Property Loan Agreement), which are the same properties acquired in the First Phase of the 27 Property Portfolio. The Borrower may prepay the KeyBank Property Loan at any time, without penalty, in whole or in part, with an exit fee payable under certain circumstances. Pursuant to that certain guaranty (the “Property Loan Guaranty”), dated June 1, 2016, in favor of the lenders, we serve as the guarantor of all obligations due under the Property Loan Agreement.

The Property Loan Agreement contains a number of other customary terms and covenants, including the following (capitalized terms are as defined in the Property Loan Agreement) financial tests the Borrower must maintain, on a consolidated basis in accordance with GAAP: (i) a Loan to Value Ratio of not greater than fifty five percent (55%); (ii) a Pool Debt Yield of at least ten and one half percent (10.5%), tested as of September 30, 2016 and as of the close of each fiscal quarter thereafter. Throughout the terms of the Property Loan Agreement, we shall have and maintain, on a consolidated basis in accordance with GAAP, tested as of the close of each fiscal quarter: (i) a total Leverage Ratio no greater than sixty percent (60%); (ii) a Tangible Net Worth not at any time to be less than approximately $260 million, plus eighty-five percent (85%) of the Net Equity Proceeds received after the Effective Date; (iii) an Interest Coverage Ratio of not less than 1.85:1.00; (iv) a Fixed Charge Ratio of not less than 1.60:1.00; and (v) a ratio of the Indebtedness that bears interest at a varying rate of interest or that does not have the interest rate fixed, capped or swapped pursuant to a hedging agreement to the sum of the Indebtedness, not in excess of thirty percent (30%).

The KeyBank Subordinate Loan

On June 1, 2016, in conjunction with the acquisition of the 11 Property Portfolio, we entered into a credit agreement (the “Subordinate Loan Agreement”) in which we borrowed $30 million (the “KeyBank Subordinate Loan”) with KeyBank, as administrative agent, KeyBanc Capital Markets, LLC, as the sole book runner and sole lead arranger, and the lenders party thereto. The KeyBank Subordinate Loan is a term loan facility that has a maturity date of December 31, 2016. We intend to repay the KeyBank Subordinate Loan with net proceeds from our offering, a draw down on the Amended KeyBank Credit Facility or other potential debt financing.

Payments due pursuant to the KeyBank Subordinate Loan are interest-only due on the first day of each month. The KeyBank Subordinate Loan bears interest based on the type of borrowing elected by us. An ABR Borrowing bears interest at the lesser of (x) the Alternate Base Rate (as defined in the Subordinate Loan Agreement) plus the Applicable Rate, or (y) the Maximum Rate (as defined in the Subordinate Loan Agreement). A Eurodollar Borrowing bears interest at the lesser of (a) the Adjusted LIBO Rate (as defined in the Subordinate Loan Agreement) for the Interest Period in effect plus the Applicable Rate, or (b) the Maximum Rate (as defined in the Subordinate Loan Agreement). The Applicable Rate means 563 basis points for any Eurodollar Borrowing and 463 basis points for any ABR Borrowing. We elected a Eurodollar Borrowing. We paid certain fees to the lenders in connection with the KeyBank Subordinate Loan.

The KeyBank Subordinate Loan is non-recourse and unsecured. We may prepay the KeyBank Subordinate Loan at any time, without penalty, in whole or in part, with an exit fee payable under certain circumstances. The KeyBank Subordinate Loan contains a number of other customary terms and covenants, including the following (capitalized terms are as defined in the Subordinate Loan Agreement) financial tests we must maintain, on a consolidated basis in accordance with GAAP, tested as of the close of each fiscal quarter: (i) a Total Leverage Ratio no greater than sixty percent (60%); (ii) a Tangible Net Worth not at any time to be less than approximately $260 million, plus eighty-five percent (85%) of the Net Equity Proceeds received after the Effective Date; (iii) an Interest Coverage Ratio of not less than 1.85:1.00; (iv) a Fixed Charge Ratio of not less than 1.60:1.00; and (v) a ratio of the Indebtedness that bears interest at a varying rate of interest or that does not have the interest rate fixed, capped or swapped pursuant to a hedging agreement to the sum of the Indebtedness, not in excess of thirty percent (30%). It will be an event of default under the Subordinate Loan Agreement if an event of default is in existence under our Amended KeyBank Credit Facility or under the Property Loan Agreement.

Note 3. Statements of Operations – Pro Forma Adjustments

(a)	Represents adjusting the historical ancillary operating revenue for the 21 Property Portfolio, the Foley Property, and the 11 Property Portfolio to exclude revenue from truck rentals and tenant insurance which were not included in the acquisitions.

(b)	Represents adjusting property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner as a result of the corresponding change in the property’s assessed value. In addition the adjustment reflects the removal of historical operating expenses from truck rentals which were not included in the acquisition of the 21 Property Portfolio, the Foley Property, and the 11 Property Portfolio.

(c)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager is paid a monthly fee generally equal to the greater of 6% of gross revenues or $2,500. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.625% of average invested assets, as defined in the advisory agreement.

(d)	Reflects the additional depreciation and amortization expense resulting from the acquisition of the Pro Forma Properties as if they were completed on January 1, 2015. Such depreciation and amortization expense was based on purchase price allocation of approximately $174.6 million to land, approximately $22.0 million to site improvements, approximately $282.4 million to building, and approximately $20.0 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30-35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over its estimated benefit period. The purchase price allocation of the Foley Property, Tampa Property, Boynton Beach Property, Lancaster Property, Toronto Portfolio, Appleby Portfolio, and 11 Property Portfolio is preliminary and therefore depreciation and amortization expense is preliminary and is subject to change.

(e)	Historical property acquisition expenses directly attributable to the Pro Forma Properties has been excluded from the pro forma consolidated statement of operations for the year ended December 31, 2015 and the three months ended March 31, 2016.

(f)	Adjustment reflects additional interest expense and accretion of the fair market value of debt from the following debt instruments as if they had been outstanding for the entire year ended December 31, 2015 and three months ended March 31, 2016.

•	$6.9 million Burlington Loan;

•	$4.8 million Milton Loan;

•	$7.2 million Oakville Loan;

•	$12.4 million Fifth Third Loan;

•	$100 million Amended KeyBank Credit Facility;

•	$105 million KeyBank Property Loan; and

•	$30 million KeyBank Subordinate Loan

(g)	Represents the amortization of debt issuance costs from the loans used to finance the Toronto Portfolio and the Appleby Portfolio as well as the Amended KeyBank Facility, the KeyBank Property Loan, and the KeyBank Subordinate Loan.

(h)	Adjustment reflects distributions to preferred unit holders and the accretion of preferred equity issuance costs related to the preferred equity in our Operating Partnership issued in conjunction with the acquisitions of the 21 Property Portfolio and the Five Property Portfolio.

(i)	Noncontrolling interest is adjusted based on the additional pro forma losses and shares outstanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: August 17, 2016	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer